UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2004, OshKosh B'Gosh, Inc. (Company) established the OshKosh B'Gosh, Inc. 2004 Supplemental Profit Sharing Plan (Supplemental Plan), effective January 1, 2004. The Supplemental Plan is a "make whole" plan that will provide benefits to certain highly compensated employees who work at the Company's New York Design Studio or are on an expatriate assignment equivalent to the discretionary contributions they would have been able to accrue under the OshKosh B'Gosh, Inc. 401(k) Plan but for their exclusion from sharing in the allocation of Company discretionary contributions under the OshKosh B'Gosh 401(k) Plan. The Supplemental Plan also will provide benefits to highly compensated employees equivalent to the discretionary contributions they would have been able to accrue under the OshKosh B'Gosh, Inc. 401(k) Plan but for their limitation in the allocation of Company discretionary contributions under the OshKosh B'Gosh 401(k) Plan.

The Supplemental Plan is attached hereto as Exhibit 10.11.

Item 9.01 Financial Statements and Exhibits
  Exhibits
Exhibit No.	Description
10.11	OshKosh B'Gosh, Inc. 2004 Supplemental Profit Sharing Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2005	By: /S/ MICHAEL L. HEIDER

Michael L. Heider
Vice President Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.11	OshKosh B'Gosh, Inc. 2004 Supplemental Profit Sharing Plan.